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                                             REGISTRATION STATEMENT NO. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                           NORTHERN TRUST CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               36-2723087
        (STATE OF INCORPORATION)           (IRS EMPLOYER IDENTIFICATION NO.)
                50 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60675

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                THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN
                              (FULL TITLE OF PLAN)

WILLIAM N. SETTERSTROM                        PETER L. ROSSITER, ESQ.
THE NORTHERN TRUST COMPANY                    ROSSITER, VALENTINE, RITCHIE &
50 SOUTH LASALLE STREET                       PORTER
CHICAGO, ILLINOIS 60675                       50 SOUTH LASALLE STREET
                                              CHICAGO, ILLINOIS 60675
                  (NAMES AND ADDRESSES OF AGENTS FOR SERVICE)

                                 (312) 630-6000
        (TELEPHONE NUMBER, INCLUDING AREA CODES, OF AGENTS FOR SERVICE)

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  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time in accordance with the terms of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE
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
                                                     PROPOSED       PROPOSED
                                                     MAXIMUM        MAXIMUM       AMOUNT OF
    TITLE OF SECURITIES TO BE       AMOUNT TO BE  OFFERING PRICE   AGGREGATE     REGISTRATION
           REGISTERED                REGISTERED     PER SHARE    OFFERING PRICE      FEE
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
Common Stock, $1.66 2/3 par val-
 ue.............................     250,000(1)       $40(1)     $10,000,000(1)   $3,125(1)
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Interests in the Plan...........            (2)            (2)              (2)          (2)
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
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(1) These shares of Common Stock represent the additional number of shares of
    Common Stock with respect to which benefits may be granted under the Thrift-Incentive Plan. The shares are to be offered at prices not presently determinable. Pursuant to Rule 457(c), the offering price is estimated solely for the purpose of determining the registration fee and is based on the January 14, 1994 edition of The Wall Street Journal, which quoted Northern Trust Corporation Common Stock at 40 1/4 high and 39 3/4 low.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
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

                              GENERAL INSTRUCTIONS

E. REGISTRATION OF ADDITIONAL SECURITIES

  The contents of the registration statement on Form S-8 (File No. 33-20362) filed by the registrant with the Securities and Exchange Commission on March 25, 1988 registering its Common Stock, $3.33 1/3 (currently $1.66 2/3) par value per share, issuable pursuant to The Northern Trust Company Thrift-Incentive Plan ("TIP"), the contents of Post-Effective Amendment No. 1 thereto, filed by the registrant with the Securities and Exchange Commission on June 6, 1988, and the contents of the registration statement on Form S-8 (File No. 33-41501) filed by the registrant with the Securities and Exchange Commission on July 1, 1991 registering its common stock, $1.66 2/3 par value per share, issuable pursuant to TIP, are hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  All information required in this registration statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the registration statement and post effective Amendment No. 1 thereto, of the registrant on Form S-8 (File No. 33-20362) and the registration statement of the registrant on Form S-8 (Files No. 33-41501), each of which are incorporated herein by reference.

ITEM 8. EXHIBITS.

  The Exhibits filed herewith are set forth on the exhibit index filed as part of this Registration Statement on page S-5 hereof.

                                      S-1
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                                   SIGNATURES

THE REGISTRANT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO AND STATE OF ILLINOIS ON THE 20TH DAY OF JANUARY, 1994.

                                          Northern Trust Corporation

                                                 /s/ Peter L. Rossiter
                                          By __________________________________
                                                     Peter L. Rossiter
                                                 Executive Vice President
                                               General Counsel and Secretary

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 20TH DAY OF JANUARY, 1994.

                 SIGNATURE                                     TITLE
                 ---------                                     -----
               David W. Fox*
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               David W. Fox                 Chairman of the Board, Chief Executive
                                             Officer and Director
              Perry R. Pero*
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               Perry R. Pero                Senior Executive Vice President and Chief
                                             Financial Officer
             John H. Robinson*
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             John H. Robinson               Senior Vice President and Controller
            William A. Osborn*
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             William A. Osborn              Director
            Barry G. Hastings*
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             Barry G. Hastings              Director
              John S. Sutfin*
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              John S. Sutfin                Director
             Worley H. Clark*
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              Worley H. Clark               Director
             Robert S. Hamada*
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             Robert S. Hamada               Director
             Robert A. Helman*
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             Robert A. Helman               Director


                                      S-2
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
                 SIGNATURE                                     TITLE
                 ---------                                     -----
             Arthur L. Kelley*
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             Arthur L. Kelley               Director
              Ardis Krainik*
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               Ardis Krainik                Director
           William G. Mitchell*
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            William G. Mitchell             Director
             William A. Pogue*
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             William A. Pogue               Director
         Harold Byron Smith, Jr.*
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          Harold Byron Smith, Jr.           Director
           William D. Smithburg*
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           William D. Smithburg             Director
              Bide L. Thomas*
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              Bide L. Thomas                Director

  *Peter L. Rossiter, pursuant to powers of attorney duly executed by each of the above officers and directors of Northern Trust Corporation and filed with the Securities and Exchange Commission in Washington, D.C., hereby executes this registration statement on behalf of each of the persons named above in the capacity set forth opposite his name.

        /s/ Peter L. Rossiter                                   January 20, 1994
_____________________________________
          Peter L. Rossiter
         (Attorney-in-fact)

                                    THE PLAN

  Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 20th day of January, 1994.

                                          The Northern Trust Company
                                          Thrift-Incentive Plan

                                                /s/ William N. Setterstrom
                                          By __________________________________
                                                  William N. Setterstrom
                                                Chairman, Employee Benefit
                                                      Administrative
                                                         Committee
                                                  Senior Vice President,
                                                The Northern Trust Company

                                      S-4
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                                 EXHIBIT INDEX

  EXHIBIT                                                             SEQUENTIAL
  NUMBER                                                               PAGE NO.
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
  4.1      Portions of Restated Certificate of Incorporation of the
           Registrant, as amended, defining the rights of holders
           of its Common Stock.....................................
  4.2      Amendments to The Northern Trust Company Thrift-Incen-
           tive Plan since July 1, 1991............................
  4.3      Amendments to The Northern Trust Company Thrift-Incen-
           tive Plan Trust Since
           July 1, 1991............................................
  4.4      Enrollment Authorization................................
  4.5      Beneficiary Designation.................................
  4.6      TIP Contribution Change Form............................
  4.7(a)   Financial Hardship Withdrawal Request Forms and Related
           Documents...............................................
           (i)Medical/Dental
           (ii)Eviction/Foreclosure
           (iii)Primary Residence
           (iv)Tuition
  4.7(b)   Regular Withdrawal Request Form.........................
  4.7(c)   Tax Notice Regarding Withdrawals........................
  4.8(a)   Payout Authorization Form for Employee Terminating Serv-
           ice.....................................................
  4.8(b)   Tax Notice Regarding Distributions......................
  4.9(a)   Participant Loan Request Form...........................
  4.9(b)   Loan Administration Guidelines..........................
  4.9(c)   Promissory Note and Truth-in-Lending Disclosure State-
           ment....................................................
  4.10     Rollover Request and Related Documents..................
  4.11     Handout Describing "Benefits Express"...................
  4.12     Handout Regarding Transactions in Northern Trust Stock
           Fund....................................................
  5        Opinion of Rossiter, Valentine, Ritchie & Porter as to:
           (a) The shares of the Common Stock being registered, (b)
           Compliance of the Plan and Trust with requirements of
           ERISA which pertain thereto.............................
 13        Arthur Andersen & Co. Report from 1992 Annual Report to
           Stockholders............................................
 22        List of Subsidiaries....................................
 23.1      Consent of Independent Public Accountants...............
 23.2      Consent of Rossiter, Valentine, Ritchie & Porter
           (contained in its opinion filed as Exhibit 5)...........
 24        Power of Attorney.......................................

                                      S-5